[FORM OF]





                                November 19, 2004



ASA (Bermuda) Limited
11 Summer Street
4th Floor
Buffalo, NY  14209

            [Form of]
      Re:   Agreement of Custodian Required
            by Securities and Exchange Commission
            -------------------------------------

Dear Sirs:

      As a condition of JPMorgan Chase Bank (the "Bank") acting as Custodian of

ASA (Bermuda) Limited (the "Company"), the Bank has been requested to enter into agreement with the Company to be filed by it with the Securities and Exchange

Commission of the United States of America (the "Commission") to the effect hereinafter set forth. Accordingly, the Bank agrees with you as follows:

           The Bank has been provided with a copy of the Company's application, dated August 13, 2004, under Section 7(d) of the Investment Company Act of 1940 (the "1940 Act") for an order of the Commission permitting the Company to register as an investment company under the 1940 Act (the "Application") and with the order of the Commission permitting such registration (the "Order"). Insofar as they are applicable to the Bank as Custodian of the Company, the Bank will comply with the 1940 Act and the rules of the Commission under the 1940 Act and the undertakings and agreements contained in the Application as applicable to the Bank, and as each may be amended from time to time, as applicable to the Bank. The Bank will do nothing inconsistent with the Company's undertakings and agreements contained in the Application or the provisions of the 1940 Act, or the rules under the 1940 Act. The Bank agrees that its undertakings set forth in this paragraph constitute representations and inducements to the Commission to issue the Order.

ASA (Bermuda) Limited
November 19, 2004
Page 2


      If the foregoing is acceptable to the Company, please so indicate by signing and returning to the Bank the accompanying copy of this letter,

whereupon this letter shall be a binding agreement between the Company and the

Bank and shall bind the Bank's successors and assigns and shall inure to the benefit not only of the Company but also of its successors and assigns.

      The Bank hereby authorizes the Company to file a counterpart of this agreement with the Commission.

                                    Very truly yours,

                                    JPMORGAN CHASE BANK


                                    By:
                                        -----------------------
                                    Name:
                                    Title:



The foregoing is hereby
Accepted as of the date thereof.

ASA (Bermuda) LIMITED


By:
    -----------------------
Name:
Title: